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                                                                      EXHIBIT 4



                               FIRST AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                                RIGHTS AGREEMENT

         This First Amendment (the "First Amendment") to the Second Amended and Restated Rights Agreement (the "Restated Agreement") is made and entered into as of April 16, 2003 by and between AmSurg Corp., a Tennessee corporation (the "Company"), and SunTrust Bank, Atlanta (the "Rights Agent").

                                   WITNESSETH:

         WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement dated as of December 2, 1999; and

         WHEREAS, on December 13, 1999, the Company and the Rights Agent amended the Rights Agreement in accordance with Section 27 thereof; and

         WHEREAS, on July 12, 2001, the Company and the Rights Agent further amended and restated the Rights Agreement in accordance with Section 27 thereof by executing the Restated Agreement; and

         WHEREAS, the Company and the Rights Agent now desire to further amend the Restated Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. Section 1(a) of the Agreement is hereby amended by deleting any reference to "15%" and replacing it with "20%".

         2. Exhibit B, "Summary of Right to Purchase Preferred Stock", is hereby amended by deleting all references to "15%" in the Section entitled "INITIAL EXERCISE OF RIGHTS" and replacing them with "20%".

         3. All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Restated Agreement. To the extent this First Amendment is inconsistent with the Restated Agreement, this First Amendment shall control.

         4. Except as provided in this First Amendment, the Restated Agreement and all of its provisions and exhibits shall remain in full force and effect as on the date hereof.

         5. This First Amendment may executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute a complete document.

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         IN WITNESS WHEREOF, the parties hereby enter into this First Amendment effective as of the date first above written.



                                      AMSURG CORP.

                                      By:    /s/ Claire M. Gulmi
                                             -----------------------------------
                                      Name:  Claire M. Gulmi
                                      Title: Senior Vice President and Chief
                                             Financial Officer


                                      SUNTRUST BANK, ATLANTA

                                      By:    /s/ Sandra Benefield
                                             -----------------------------------
                                      Name:  Sandra Benefield
                                      Title: Vice President





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